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MassMutual Institutional Funds

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MASSMUTUAL INSTITUTIONAL FUNDS

(the “Trust”)

1295 State Street

Springfield, Massachusetts 01111

INFORMATION STATEMENT

July 22, 2003

The Trustees of MassMutual Institutional Funds (the “Trustees”) are distributing this Information Statement in connection with the election of Trustees of the Trust. This Information Statement is being delivered to shareholders of record as of July 11, 2003 on or about July 22, 2003.

As required by federal securities laws, the Trust is distributing this Information Statement solely for your information in connection with action to be taken by Massachusetts Mutual Life Insurance Company (“MassMutual”) (in its capacity as the majority shareholder of the Trust, the “Majority Shareholder”). The Majority Shareholder anticipates electing the Trustees by written consent on the date that is 20 days following the date of this Information Statement, or as soon thereafter as practicable. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ELECTION OF TRUSTEES

The Board of Trustees is currently comprised of the following nine Trustees: Ronald J. Abdow, Richard H. Ayers, Mary E. Boland, Frederick C. Castellani, Richard W. Greene, Beverly L. Hamilton, Robert E. Joyal, F. William Marshall, Jr. and Stuart H. Reese. All of the Trustees, with the exception of Messrs. Reese, Castellani and Joyal, have previously been elected by the Trust’s shareholders. Messrs. Reese, Castellani and Joyal were appointed as Trustees by the Board of Trustees effective as of May 3, 1999, November 5, 2001 and May 5, 2003, respectively.

Nominees for election by shareholders, Trustees whose re-election is being sought, and the executive officers of the Trust, together with their ages and a brief description of their principal occupations during the past five years and other principal business affiliations are set forth below.

Disinterested Trustees

Name, Address*, and Age	Position(s) Held with Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Ronald J. Abdow Age: 71	Trustee of the Trust	Since 1994	President, Abdow Corporation (operator of restaurants).	39	Trustee, Abdow G&R Trust and Abdow G&R Co. (owners and operators of restaurant properties); Chairman, Western Mass Development Corp.; Chairman, American International College; Trustee, Oppenheimer Tremont Market Neutral Fund LLC, Oppenheimer Tremont Opportunity Fund LLC, Oppenheimer Real Estate Fund.

Richard H. Ayers Age: 60	Trustee of the Trust	Since 1996	Retired.	39	Director, Applera Corporation; Director, Instron Corporation.

Mary E. Boland Age: 64	Trustee of the Trust	Since 1994	Attorney at Law, Egan, Flanagan and Cohen, P.C. (law firm), Springfield, MA.	39	Director, BankNorth Massachusetts; Director, Massachusetts Educational Financing Authority.

Name, Address*, and Age	Position(s) Held with Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee

Richard W. Greene Age: 67	Trustee of the Trust	Since 1996	Retired; Vice President for Investments and Treasurer (1998-2000), University of Rochester (private university).	39

Beverly L. Hamilton Age: 56	Trustee of the Trust	Since 1996	President, ARCO Investment Management Co. (1991-2000).	39	Director, American Funds Emerging Markets Growth Fund (open-interval mutual fund); Trustee, Monterey Institute for International Studies; Trustee, The California Endowment; Trustee, Community Hospital of the Monterey Peninsula; Trustee, Board II Oppenheimer Funds.

F. William Marshall, Jr. Age: 61	Trustee of the Trust	Since 1996	Consultant (since 1999); Chairman (1999), Family Bank, F.S.B. (formerly SIS Bank); Executive Vice President (1999), Peoples Heritage Financial Group; President, Chief Executive Officer and Director (1993-1999), SIS Bancorp, Inc. and SIS Bank (formerly, Springfield Institution for Savings.	39	Trustee, Board II Oppenheimer Funds.

Interested Trustees***

Name, Address*, and Age	Position(s) Held with Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Frederick C. Castellani Age: 56	Trustee and President of the Trust	Since 2001	Executive Vice President (since 2001), Senior Vice President (1996-2001), MassMutual.	39

Robert E. Joyal Age: 58	Trustee of the Trust	Since 2003	Retired; President (2001-2003), Director (2000-2003) and Managing Director (2000-2001), David L. Babson & Company Inc.; Executive Director (1997-1999), Vice President and Managing Director (1987-1997), MassMutual.	39	Director, Antares Leverage Capital Corp.; Director, MassMutual High Yield Partners II, LLC; Director, MassMutual Corporate Value Partners Limited; President, MassMutual Corporate Investors (closed-end investment company); President, MassMutual Participation Investors (closed-end investment company).

Name, Address*, and Age	Position(s) Held with Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee

Stuart H. Reese Age: 48	Chairman and Trustee of the Trust	Since 1999	Executive Vice President and Chief Investment Officer (since 1999), Chief Executive Director (1997-1999), MassMutual; Chairman and Chief Executive Officer (since 2001), President and Chief Executive Officer (1999-2001), David L. Babson & Company Inc. (investment adviser).	39	Chairman, MassMutual Corporate Investors and MassMutual Participation Investors (closed-end investment companies); Director, Merrill Lynch Derivative Products; Chairman, Antares Capital Corporation (finance company); Director, HYP Management, Inc. (managing member of MassMutual High Yield Partners LLC), and MMHC Investment, Inc. (investor in funds sponsored by MassMutual); Director, MassMutual Corporate Value Partners Limited (investor in debt and equity securities) and MassMutual Corporate Value Limited (parent of MassMutual Corporate Value Partners Limited); President, MassMutual/Darby CBO IM Inc. (manager of MassMutual/Darby CBO LLC, a high yield bond fund); Advisory Board Member, Kirtland Capital Partners.

Principal Officers Who are Not Trustees

Name, Address*, and Age	Position(s) Held with Trust	Length of Time Served	Principal Occupation(s) During Past Five Years
James S. Collins Age: 45	Treasurer of the Trust	Since 2000	Vice President (since 1999), Second Vice President (since 1990), MassMutual.

Thomas M. Kinzler Age: 47	Vice President and Secretary of the Trust	Since 1999	Vice President and Associate General Counsel (since 1999), Second Vice President and Associate General Counsel (1996-1999), MassMutual.

Vernon J. Meyer Age: 39	Vice President of the Trust	Since 1999	Vice President (since 1998), Second Vice President (1995-1998), MassMutual.

*	The address of each Trustee and Principal Officer is the same as that for the Trust: 1295 State Street, Springfield, Massachusetts 01111.
**	Each Trustee of the Trust serves until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of his successor or until he dies, resigns or is removed. Notwithstanding the foregoing, a Trustee shall retire and cease to serve as a Trustee as of the first board meeting following the date on which the Trustee attains the age of seventy-two years.
***	Trustee who is an “interested person” of the Trust within the definition set forth in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

The Trustees of the Trust named above, as a group, did not own shares of any series of the Trust.

Board and Committee Meetings

The Board of Trustees had four regularly scheduled meetings in 2002. Each Trustee attended at least 75% of the total number of all meetings of the Board of Trustees and at least 75% of the total number of meetings held by all committees of the Board on which they served.

The Trust has an Audit Committee, consisting of Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust. The Audit Committee, whose members are Messrs. Ayers and Greene and Ms. Boland, makes recommendations to the Trustees as to the engagement or discharge of the Trust’s independent auditors, supervises investigations into matters relating to audit functions and considers the audit fees. In addition, the Audit Committee (i) reviews and discusses the audited financial statements with management; (ii) discusses with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as may be modified or supplemented and (iii) receives the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has adopted a written charter that is attached as Appendix A. In 2002, the Audit Committee met twice.

The Trust has a Nominating and Board Affairs Committee, consisting of each Trustee who is not an “interested person” of the Trust. There are no regular meetings of the Nominating and Board Affairs Committee but rather meetings are held as appropriate. The Nominating and Board Affairs Committee met twice during 2002. The Nominating and Board Affairs Committee evaluates the qualifications of Trustee candidates and nominates candidates to the full Board of Trustees. The Nominating Committee will consider nominees for the position of Trustee recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Trust at 1295 State Street, Springfield, MA 01111. The Nominating and Board Affairs Committee also reviews on a periodic basis the governance structures and procedures of the Funds and reviews proposed resolutions of conflicts of interest that may arise in the business of the Trust and which may have an impact on the shareholders of the Trust. The Nominating and Board Affairs Committee may, from time to time, review the compensation of the Trust’s independent trustees.

The Trust has a Contract Committee, consisting of each Trustee who is not an “interested person” of the Trust. The Contract Committee met once during 2002. The Contract Committee performs the specific tasks assigned to independent trustees by the 1940 Act, including the periodic consideration of the Trust’s investment management agreements and sub-advisory agreements.

The Trust has an Investment Pricing Committee, consisting of the Chairman, President, Treasurer, Assistant Treasurer and Vice Presidents of the Trust and Mr. Joyal. The Investment Pricing Committee determines whether market quotations are readily available for securities held by each series of the Trust, determines the fair value of securities held by each series of the Trust for which market quotations are not readily available, and determines the fair value of assets of each series of the Trust which are not held in the form of securities. There are no regular meetings of the Investment Pricing Committee but rather meetings are held as appropriate.

Compensation

The Trust, on behalf of each Fund, pays each of its Trustees who is not an officer or employee of MassMutual a fee of $3,000 per quarter plus $2,500 per meeting attended in-person or $1,000 per meeting attended by telephone. Such Trustees who serve on the Audit Committee of the Trust are paid an additional fee of $1,500 per year. Such Trustees who serve on the Nominating and Board Affairs Committee, the Contract Committee or the Pricing Committee are paid an additional fee of $500 per meeting attended. In addition, the Trust reimburses out-of-pocket business travel expenses to such Trustees. Trustees who are officers or employees of MassMutual receive no fees from the Trust.

The following table discloses the compensation paid to Trustees of the Trust during the fiscal year ended December 31, 2002. The Trust has no pension or retirement plan, but does have a deferred compensation plan. The plan provides for amounts deferred to be credited a rate of interest set by the Board of Trustees from time to time, currently eight percent (8%). Each of the Trustees also serves as a Trustee of one other registered investment company managed by MassMutual, MML Series Investment Fund.

Name/Position	Aggregate Compensation from the Trust	Deferred Compensation and Interest accrued as part of Fund Expenses	Total Compensation from the Trust and Fund Complex*
Ronald J. Abdow, Trustee	$24,500		$66,000

Richard H. Ayers, Trustee	$27,500		$54,000

Mary E. Boland, Trustee		$31,079	$60,969

Richard W. Greene, Trustee	$27,500		$54,000

Beverly L. Hamilton, Trustee		$28,261	$113,659

F. William Marshall, Jr., Trustee	$23,500		$138,124

Messrs. Castellani and Reese did not receive compensation.
*	For purposes of this compensation table, for Messrs. Abdow and Marshall and Ms. Hamiltion, total compensation from the fund complex includes compensation they received for their services as trustees of various Oppenheimer funds, which are affiliates of MassMutual.

Related Information

Listed below are the names and principal occupations of the Directors of MassMutual and of MassMutual’s principal executive officer, all of whose addresses are the same as that of MassMutual.

Name	Position with MassMutual and Principal Occupation
Roger G. Ackerman	Director of MassMutual; Retired; Former Chairman and Chief Executive Officer, Corning Incorporated (manufacturer of specialty materials, communication equipment, and consumer products).

James R. Birle	Director of MassMutual; Founding Chairman of Resolute Partners, LLC (private merchant bank).

Gene Chao	Director of MassMutual; Retired; Former Chairman, President and Chief Executive Officer, Computer Projections, Inc. (presentation graphics services and equipment).

James H. DeGraffenreidt, Jr.	Director of MassMutual; Chairman and Chief Executive Officer, WGL Holdings, Inc. (natural gas distributor).

Patricia D. Dennis	Director of MassMutual; Senior Vice President—Regulatory & Public Affairs, SBC Communications Inc. (telecommunications).

James L. Dunlap	Director of MassMutual; Retired (since 1998); Former Vice Chairman, Ocean Energy, Inc. (oil exploration).

Name	Position with MassMutual and Principal Occupation
William B. Ellis	Director of MassMutual; Senior Fellow, Yale University School of Forestry and Environmental Studies.

Robert Essner	Director of MassMutual; president and Chief Executive Officer, Wyeth (formerly American Home Products).

Robert M. Furek	Director of MassMutual; Partner, Resolute Partners, LLC (private merchant bank).

William N. Griggs	Director of MassMutual; Managing Director, Griggs & Santow, Inc. (financial consultants).

William B. Marx, Jr.	Director of MassMutual; Retired; Former Senior Executive Vice President, Lucent Technologies, Inc. (public telecommunications systems and software).

John F. Maypole	Director of MassMutual; Managing Partner, Peach State Real Estate Holding Company (real estate investment company).

Robert J. O’Connell	Director, Chairman, President and Chief Executive Officer of MassMutual.

Marc Racicot	Director of MassMutual; Partner, Bracewell & Patterson LLP (law firm).

Other Information

Adviser’s Address.    The address of the Adviser is 1295 State Street, Springfield, Massachusetts 01111.

Principal Underwriter, Administrator and Sub-Administrator.    The address of the Fund’s principal underwriter, MML Distributors, LLC, is 1414 Main Street, Springfield, Massachusetts 01144. MML Distributors, LLC is an indirect, majority-owned subsidiary of the Adviser. The Adviser serves as the administrator of the Fund. Investors Bank & Trust Company, which is located at 200 Clarendon Street, 16th Floor, Boston, Massachusetts 02116, serves as the sub-administrator of the Fund.

Annual and Semi-Annual Reports.    The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 1295 State Street, Springfield, Massachusetts 01111 or by calling 888-309-3539.

Outstanding Shares.     Appendix B to this Information Statement lists the total number of shares outstanding as of July 11, 2003 for each series of the Trust (the “Funds”). Shares of the Funds are primarily offered to institutional investors through institutional distribution channels, such as employer-sponsored retirement plans or through broker-dealers, financial institutions or insurance companies. Purchasers of shares of the Funds must have an agreement with the Adviser or an affiliate of the Adviser to purchase shares of the Funds.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Appendix A

MASSMUTUAL INSTITUTIONAL FUNDS

AS AMENDED NOVEMBER 11, 2002

AUDIT COMMITTEE CHARTER

1.  The Audit Committee of the MassMutual Institutional Funds (the “Trust”) shall be composed entirely of independent directors.

2.  The purposes of the Audit Committee are:

(a)  to oversee the Trust’s accounting and financial reporting processes and audits of the financial statements of the Trust;

(b)  to oversee the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and

(c)  to act as a liaison between the Trust’s independent auditors and the full Board of Trustees.

The function of the Audit Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the auditor’s responsibility to plan and carry out a proper audit.

3.  To carry out its purposes, the Audit Committee shall have the following duties and powers:

(a)  to be directly responsible for the appointment and compensation of any registered public accounting firm employed by the Trust for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee, and to receive the auditors’ specific representations as to their independence;

(b)  to meet with the Trust’s independent auditors, including private meetings, as necessary: (i) to review the arrangements for the annual audit and any special audits; (ii) to discuss any matters of concern brought to their attention relating to the Trust’s financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditors’ comments with respect to the Trust’s financial policies, procedures and internal accounting controls and management’s responses thereto; and (iv) to review the form of opinion the auditors propose to render to the Board and shareholders;

(c)  to receive reports from a registered public accounting firm performing an audit of the Trust concerning: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with MassMutual’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and MassMutual’s management, such as any management letter or schedule of unadjusted differences;

(d)  to receive an update regarding the results, or current status of any regulatory examinations;

(e)  to investigate improprieties or suspected improprieties in Trust operations;

(f)  to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;

(g)  to approve in advance any non-audit service, including tax services, to be performed by a registered public accounting firm; and

(h)  to be available to receive third party complaints.

4.  The Committee shall meet semi-annually and is empowered to hold special meetings, as circumstances require.

5.  The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Trust and meet with officers of the Trust, including the Chief Financial Officer, as needed.

6.  The Committee shall review this charter at least annually and recommend any changes to the full Board of Trustees.

Appendix B

Shares Outstanding

For each of the Funds’ shares, the number of shares outstanding as of July 11, 2003 was as follows:

Number of Shares Outstanding
MassMutual Money Market Fund	559,980,185.34
MassMutual Short-Duration Bond Fund	36,063,072.53
MassMutual Core Bond Fund	172,876,033.03
MassMutual Diversified Bond Fund	6,691,966.72
MassMutual Balanced Fund	32,400,634.60
MassMutual Core Value Equity Fund	120,168,581.26
MassMutual Fundamental Value Fund	39,207,741.44
MassMutual Value Equity Fund	12,136,584.55
MassMutual Large Cap Value Fund	72,690,980.41
MassMutual Indexed Equity Fund	120,128,964.76
MassMutual Blue Chip Growth Fund	47,204,639.25
MassMutual Large Cap Growth Fund	4,843,441.58
MassMutual Growth Equity Fund	77,887,169.39
MassMutual Aggressive Growth Fund	39,693,362.59
MassMutual OTC 100 Fund	16,461,710.93
MassMutual Focused Value Fund	30,515,736.70
MassMutual Small Company Value Fund	11,631,266.66
MassMutual Small Cap Equity Fund	38,365,781.10
MassMutual Mid Cap Growth Equity Fund	20,596,049.67
MassMutual Mid Cap Growth Equity II Fund	22,707,991.36
MassMutual Small Cap Growth Equity Fund	31,415,338.49
MassMutual Small Company Growth Fund	8,369,398.40
MassMutual Emerging Growth Fund	19,512,058.39
MassMutual International Equity Fund	93,073,142.82
MassMutual Overseas Fund	24,992,366.75

Ownership of Shares

As of July 11, 2003, the Trustees and officers of the Trust did not own any shares of the Funds. As of July 11, 2003, Massachusetts Mutual Life Insurance Company owned of record the following percentages of each Fund, and therefore for certain purposes may be deemed to “control” the Funds, as that term is defined in the 1940 Act:

MassMutual Money Market Fund	98.39%
MassMutual Short-Duration Bond Fund	99.64%
MassMutual Core Bond Fund	97.04%
MassMutual Diversified Bond Fund	100.00%
MassMutual Balanced Fund	99.84%
MassMutual Core Value Equity Fund	99.05%
MassMutual Fundamental Value Fund	99.20%
MassMutual Value Equity Fund	97.36%
MassMutual Large Cap Value Fund	98.36%
MassMutual Indexed Equity Fund	96.18%
MassMutual Blue Chip Growth Fund	99.96%
MassMutual Large Cap Growth Fund	100.00%
MassMutual Growth Equity Fund	99.37%
MassMutual Aggressive Growth Fund	99.50%
MassMutual OTC 100 Fund	99.81%
MassMutual Focused Value Fund	99.52%
MassMutual Small Company Value Fund	99.12%
MassMutual Small Cap Equity Fund	96.80%
MassMutual Mid Cap Growth Equity Fund	99.09%
MassMutual Mid Cap Growth Equity II Fund	96.33%
MassMutual Small Cap Growth Equity Fund	98.35%
MassMutual Small Company Growth Fund	99.19%
MassMutual Emerging Growth Fund	100.00%
MassMutual International Equity Fund	98.17%
MassMutual Overseas Fund	98.34%